Exhibit 10.1

AMENDMENT NO. 2 TO LOAN AGREEMENT

This Amendment No. 2 to Loan Agreement dated as of December 10, 2004 (this “Amendment”) is entered into with reference to the Loan Agreement dated as of September 5, 2003, as amended by that certain Amendment No. 1 to Loan Agreement dated as of February 18, 2004 (as so amended, the “Loan Agreement”), among Alliance Gaming Corporation, the Lenders, the Syndication Agent, the Documentation Agent, Banc of America Securities LLC and CIBC World Markets Corp., as Joint Lead Arrangers and Joint Book Managers, and Bank of America, N.A., as Administrative Agent.  Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Loan Agreement.

1.             Amendments.  The Borrower and the Administrative Agent (acting with the consent of the Requisite Lenders and, in the case of clauses (b) and (c) below only, the holders of at least 51% of the Pro Rata Shares of the aggregate Revolving Commitments and in the case of clause (h) below, all of the Revolving Lenders) hereby agree to amend the Loan Agreement as follows:

(a)           The chart in the definition of the term “Revolver Euro-Dollar Margin” in Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

Total Leverage Ratio	Revolver Euro-Dollar Margin
Less than 2.25:1.00	2.00%
Equal to or greater than 2.25:1.00 but less than 2.75:1.00	2.25%
Equal to or greater than 2.75:1.00 but less than 3.25:1.00	2.50%
Equal to or greater than 3.25:1.00 but less than 4.00:1.00	2.75%
Equal to or greater than 4.00:1.00	3.00%

(b)           The definition of the term “Revolver Reduction Amount” in Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

           “Revolver Reduction Amount” means, as to each Quarterly Payment Date set forth below, the amount opposite that Quarterly Payment Date:

Quarterly Payment Dates	Revolver Reduction Amount
September 30, 2005 though and including June 30, 2008	$0
Revolver Maturity Date	$75,000,000

provided that, in the event that the Revolving Commitment is hereafter increased in the manner contemplated by Section 2.8, then the Revolver Reduction Amount for each then remaining Quarterly Payment Date to and including June 30, 2008 shall be increased to an amount that amortizes such Increased Commitment in equal quarterly installments through and including June 30, 2008.

(c)           The definition of the term “Revolving Commitment” in Section 1.1 of the Loan Agreement is hereby amended by deleting the figure “$125,000,000 and replacing it with the figure “$75,000,000.”

(d)           The definition of the term “Term Euro-Dollar Margin” in Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

“Term Euro-Dollar Margin” means for any Pricing Period, the percentage set forth below opposite the Applicable Debt Ratings as set forth on the most recently delivered Pricing Certificate:

Ratings	Term Euro-Dollar Margin
Ba2 or higher and BB or higher	2.75%
either Ba3 or BB-	3.00%
either B1 or B+	3.25%
either B2 or B or lower	3.50%

In the event of a one level difference in the ratings, pricing will be determined by the lower of the two ratings.  In the event of a two level difference in the ratings, pricing will be determined by the intermediate rating.  An additional margin of 0.25% shall be added to the applicable percentage for each Pricing Period for which the applicable Total Leverage Ratio is greater than 4.00:1.00 and the applicable percentage set forth above will be reduced by 0.25% for each Pricing Period for which the applicable Total Leverage Ratio is less than 3.50:1.00 (except for the measurement period ending December 31, 2004).

(e)           Section 1.1 of the Loan Agreement is hereby amended by adding the following definition thereto in appropriate alphabetical sequence:

“Amendment No. 2” means that certain Amendment No. 2 to Loan Agreement dated as of December 10, 2004 among, inter alia, the Borrower, various Lenders and the Administrative Agent.

(f)            Section 2.8 of the Loan Agreement is hereby amended to read in its entirety as follows:

2.8           Optional Increases to the Revolving Commitment.  From and after the effective date of Amendment No. 2, the Borrower may from time to time through the Revolver Maturity Date propose to increase the aggregate amount of the Revolving Commitment in accordance with this Section.  The aggregate principal amount of the increases to the Revolving Commitment made pursuant to this Section (the amount of any such increase, the “Increased Revolving Commitment”), shall not exceed $50,000,000.  The Borrower shall provide at least 15 days’ notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree to accept) of any requested increase in the Revolving Commitment.

(a)           The Borrower may designate any Lender party to this Agreement (with the consent of such Lender, which may be given or withheld in its sole discretion) or another Person which qualifies as an Eligible Assignee (which may be, but need not be, existing Lenders) which at the time agrees to (i) in the case of any such designated Lender that is an existing Lender, increase its Pro Rata Share of the Revolving Commitment and (ii) in the case of any other such Person (an “Additional Lender”), become a party to this Agreement.  The sum of the increases in the Pro Rata Shares of the Revolving Commitment of the existing Lenders pursuant to this subsection (a) plus the new commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Revolving Commitment.

(b)           An increase in the aggregate amount of the Revolving Commitment pursuant to this Section shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower, by each Additional Lender and by each other applicable Lender whose Pro Rata Share of the Revolving Commitment is to be increased, setting forth the new Pro Rata Shares of the Revolving Commitment of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Revolving Commitment, amendments to any Loan Documents requested by the Administrative Agent in relation to the Increased Revolving Commitment (which amendments the Administrative Agent is hereby authorized to execute on behalf of the Creditors) and such opinions of counsel for the Borrower with respect to the Increased Revolving Commitments, title endorsements and other assurances as the Administrative Agent may reasonably request.

(c)           Notwithstanding anything to the contrary herein, in no event shall the interest rate payable on any Increased Revolving Commitment exceed the interest rate from time to time payable on Revolving Loans.

(g)           Clauses (vii) and (viii) of Section 3.1(d) of the Loan Agreement are hereby amended by deleting “, Rainbow Casino Vicksburg Partnership LP (d/b/a Rainbow Casino)” from each of such clauses.

(h)           There shall be added to Section 3.1(d) of the Loan Agreement a new clause (xi) reading in its entirety s follows:

(A)          If all of the Revolving Lenders shall have executed consents to this Amendment, such clause shall read in its entirety as follows:

(xi)           On the date upon which a Disposition of any of the capital stock of Rainbow Casino Vicksburg Partnership LP (d/b/a Rainbow Casino) or the sale of all or substantially all of the assets of such Person occurs, the Term Notes shall be prepaid in an amount equal to the Net Cash Proceeds received in such Disposition or sale.

(B)           If less than all of the Revolving Lenders shall have executed consents to this Amendment, such clause shall read in its entirety as follows:

(xi)           On the date upon which a Disposition of any of the capital stock of Rainbow Casino Vicksburg Partnership LP (d/b/a Rainbow Casino) or the sale of all or substantially all of the assets of such Person occurs, the outstanding amounts under the Revolving Notes and Term Notes shall be ratably prepaid in an amount equal to the Net Cash Proceeds received in such Disposition or sale.  For the avoidance of doubt, if there shall not be any outstanding Revolving Loans at the time of such prepayment, all proceeds shall be applied to the prepayment of the Term Loans.

(i)            Section 3.1(g) of the Loan Agreement is hereby amended by deleting the date “February 18, 2005” and replacing it with the date “December 14, 2005”.

(j)            Section 6.5(b) of the Loan Agreement is hereby amended to read in its entirety as follows:

(b)           so long as no Default or Event of Default has occurred and is continuing or would result therefrom and after the date on which the maximum Total Leverage Ratio permitted under Section 6.13 is less than or equal to 3.50 to 1.0 (which, for the avoidance of doubt, will be September 30, 2007 as of the effective date of Amendment No. 2), Distributions by the Borrower, provided that the aggregate amount of Distributions made by the Borrower pursuant to this clause (b) shall not exceed (i) $125,000,000 during the period from the Closing Date to and including the one year anniversary of the Closing Date and (ii) at any time after the one year anniversary of the Closing Date, $125,000,000 plus 50% of cumulative Net Income for all fiscal periods commencing after June 30, 2003 (before extraordinary items) minus the amount of Investments made pursuant to the last Paragraph of Section 6.12; and

(k)           Section 6.12(j) of the Loan Agreement is hereby amended to read in its entirety as follows:

(j)            Acquisitions made when no Default or Event of Default exists of Persons engaged primarily in the same or similar lines of business as the Borrower and its existing Subsidiaries (and existing Investments of such Persons whether or not primarily related to such business) or of assets used in such businesses, provided that (i) the consideration paid (net of Cash and Cash Equivalents acquired) by the Borrower and its Subsidiaries for such Acquisitions consists (A) solely of the capital stock of the Borrower and (B) Cash and other Property having an aggregate value not in excess of $100,000,000 during the term of this Agreement; and (ii) giving pro forma effect to the making of such Acquisition as of the last day of the then most recently ended Fiscal Quarter, the Borrower is in pro forma compliance with Sections 6.13 through 6.15; provided, however, that no such Acquisition may be made if the aggregate amount of Acquisitions under this Section 6.12(j) would exceed $25,000,000 until after the date on which the Total Leverage Ratio permitted under Section 6.13 is less than or equal to 3.50 to 1.00 (which, for the avoidance of doubt, will be September 30, 2007 as of the effective date of Amendment No. 2);

(l)            Section 6.12(k) of the Loan Agreement is hereby amended to read in its entirety as follows:

(k)           so long as no Event of Default has occurred and is continuing or would result therefrom, Investments by the Borrower in one or more joint ventures for the development of gaming equipment in an aggregate amount not to exceed $25,000,000; provided, however, that no such Investment may be made if the aggregate amount of Investments under this Section 6.12(k) would exceed $10,000,000 until after the date on which the Total Leverage Ratio permitted under Section 6.13 is less than or equal to 3.50 to 1.00 (which, for the avoidance of doubt, will be September 30, 2007 as of the effective date of Amendment No. 2);

(m)          Section 6.12(p) of the Loan Agreement is hereby amended to read in its entirety as follows:

(p)           other Investments of a type not described in clauses (a) through (o) above in an aggregate amount not to exceed $60,000,000; provided that no such Investment may be made under this Section 6.12(p) until after the date on which the Total Leverage Ratio permitted under Section 6.13 is less than or equal to 3.50 to 1.00 (which, for the avoidance of doubt, will be September 30, 2007 as of the effective date of Amendment No. 2).

(n)           The chart in Section 6.13 of the Loan Agreement is hereby amended to read in its entirety as follows:

Fiscal Quarter Ended	Maximum Total Leverage Ratio
December 31, 2004	4.25:1.00
March 31, 2005	4.50:1.00
June 30, 2005	4.75:1.00
September 30, 2005 through December 31, 2005	4.50:1.00

Fiscal Quarter Ended	Maximum Total Leverage Ratio
March 31, 2006 through June 30, 2006	4.25:1.00
September 30, 2006	4.00:1.00
December 31, 2006 through June 30, 2007	3.75:1.00
September 30, 2007 and thereafter	3.50:1.00

(o)           There shall be added to the Loan Agreement a new Section 6.16 reading in its entirety as follows:

“6.16 SDG Prepayments.  Prepay, buy-out or otherwise settle prior to the date payment is due thereon, any of the contingent compensation that is payable in connection with the SDG Acquisition except for, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (i) cash compensation in an aggregate amount not to exceed $15,000,000, (ii) compensation payable in the form of the Borrower’s common stock, and (iii) debt obligations of the Borrower that are subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent.”

2.             Condition Precedent.  The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of (a) counterparts of this Amendment executed by the Borrower, (b) written consents hereto executed by the Requisite Lenders in substantially the form of Exhibit A attached hereto, (c) written consents hereto executed by each of the Guarantors, (d) an amendment fee in an amount equal to 0.250% of the aggregate Commitments of those Lenders that shall have executed and returned consents in the form of Exhibit A to the Administrative Agent on or before December 14, 2004, which fee shall be distributed by the Administrative Agent to such consenting Lenders and (e) the reasonable fees, costs and expenses of the Administrative Agent and BAS in connection with this Amendment.  Notwithstanding the foregoing, the provisions of Sections 1(b) and 1(c) of this Amendment shall not be effective until the Administrative Agent shall have received written consents hereto executed by the holders of at least 51% of the Pro Rata Shares of the Aggregate Revolving Commitments and the provisions of Section 1(h) of this Amendment shall not be effective until the Administrative Agent shall have received written consents hereto executed by all Revolving Lenders.

3.             Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the date of this Amendment, (i) no Default or Event of Default has occurred and remains continuing, and (ii) the representations and warranties contained in Article IV of the Loan Agreement and in each other Loan Document (except (A) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Loan Agreement or applicable Loan Document, (B) as disclosed by the Borrower and approved in writing by the Requisite Lenders, or (C) for the representations and warranties set forth in Sections 4.4(a), 4.6 (first sentence), 4.11 and 4.18 of the Loan Agreement) are true and correct as if made on the date hereof.

4.             Confirmation. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

IN WITNESS WHEREOF, the Borrower and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

ALLIANCE GAMING CORPORATION

By:

BANK OF AMERICA, N.A., as Administrative Agent

By:

[Exhibit A to Amendment]

CONSENT OF LENDER

This Consent of Lender is delivered by the undersigned Lender to Bank of America, N.A., as Administrative Agent, with reference to the Loan Agreement dated as of September 5, 2003 (the “Loan Agreement”), among Alliance Gaming Corporation, the Lenders, Syndication Agent, Documentation Agent and Joint Lead Arrangers and Joint Book Managers referred to therein, and Bank of America, N.A., as Administrative Agent.  Capitalized terms used herein are used with the meanings set forth for those terms in the Loan Agreement.

The undersigned is a party to the Loan Agreement and hereby consents to the execution and delivery of the proposed Amendment No. 2 to Loan Agreement by the Administrative Agent on behalf of the Lenders party to the Loan Agreement, substantially in the form of the draft presented to the undersigned.

[Name of Lender]
By:
Title:

[Exhibit B to Amendment]

CONSENT OF GUARANTORS

This Consent of Guarantors is delivered by the undersigned with reference to the Loan Agreement dated as of September 5, 2003 (the “Loan Agreement”), among Alliance Gaming Corporation, the Lenders, Syndication Agent, Documentation Agent and Joint Lead Arrangers and Joint Book Managers referred to therein, and Bank of America, N.A., as Administrative Agent.  Capitalized terms used herein are used with the meanings set forth for those terms in the Loan Agreement.

The undersigned hereby (a) consent to the execution and delivery of the proposed Amendment No. 2 to Loan Agreement by the Borrower and the Administrative Agent, substantially in the form of the draft presented to the undersigned and (b) represent and warrant to the Administrative Agent and the Lenders that each of the Guaranties and the Collateral Documents executed by the undersigned remain in full force and effect in accordance with their respective terms.

“Guarantor”

BALLY GAMING, INC.
(d/b/a Bally Gaming and Systems),
a Nevada corporation

By:
Title:

ALLIANCE HOLDING COMPANY,
a Nevada corporation

By:
Title:

BALLY GAMING INTERNATIONAL, INC.,
a Delaware corporation

By:
Title:

APT GAMES, INC.,
a Nevada corporation

By:
Title:

FOREIGN GAMING VENTURES, INC.,
a Nevada corporation

By:
Title:

LOUISIANA VENTURES, INC.,
a Nevada corporation

By:
Title:

UNITED GAMING RAINBOW,
a Nevada corporation

By:
Title:

ACSC ACQUISITIONS INC.,
a Nevada corporation

By:
Title:

ADVANCED CASINO SYSTEMS CORPORATION, a Delaware corporation

By:
Title:

CMP ACQUISITIONS INC.,
a Nevada corporation

By:
Title:

CASINO MARKETPLACE DEVELOPMENT CORPORATION,
a Nevada corporation

By:
Title:

DATA CONCEPTS INTERNATIONAL, INC.,
a Nevada corporation

By:
Title:

CMS, LLC,
a Mississippi limited liability company

By:
Title: